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EXHIBIT 21--SUBSIDIARIES OF THE REGISTRANT

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
                                                                           Percent             State of
                                                                            Owned           Incorporation
                                                                           -------          -------------
Children's Comprehensive Services of California, Inc.
d/b/a Advocate Schools                                                      100%              California

CCS/Altacare of Arkansas, Inc.                                              100%              Arkansas

CCS/Bay County, Inc.                                                        100%              Florida
d/b/a Bay County Behavioral Health Center

CCS/Gulf Pines, Inc.                                                        100%              Texas
d/b/a Gulf Pines Behavioral Health Services

CCS/Lansing, Inc.                                                           100%              Michigan
d/b/a Rivendell Center for Behavioral Health

CCS of Montana, Inc.                                                        100%              Montana

CCS/Rivendell of Arkansas, Inc.                                             100%              Arkansas

CCS/Rivendell of Kentucky, Inc.                                             100%              Kentucky

CCS/Salt Lake City, Inc.                                                    100%              Utah
d/b/a Copper Hills Youth Center

Ventures Healthcare of Gainesville, Inc.                                    100%              Tennessee

Chad Youth Enhancement Center, Inc.                                         100%              Tennessee


CCS/Meadow Pines, Inc.                                                      100%              Texas
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